                                   EXHIBIT 99



                  Information required by Form 11-K with respect to the Haverty Furniture Companies, Inc. Thrift Plan For the Fiscal Year Ended December 31, 1996


                  (a) The following financial statements are furnished for the above-referenced Plan:

                           Report of Independent Auditors;
                           Statements of Net Assets Available for Benefits
                             December 31, 1996 and 1995; Statements of
                           Changes in Net Assets Available for Benefits
                           for the Years Ended December 31,
                             1996 and 1995;
                           Notes to Financial Statements;
                           Schedule I -- Line 27a - Schedule of Assets
                             Held for Investment Purposes; and Schedule
                             II -- Line 27d - Schedule of Reportable
                             Transactions;


                  (b)      Exhibits:

                           Consent of Independent Auditors

                          Audited Financial Statements
                           and Supplemental Schedules

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                     Years ended December 31, 1996 and 1995
                       with Report of Independent Auditors

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          Audited Financial Statements
                           and Supplemental Schedules


                     Years ended December 31, 1996 and 1995




                                    CONTENTS

Report of Independent Auditors............................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits...........................2
Statements of Changes in Net Assets Available for Benefits................3
Notes to Financial Statements.............................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes...............10
Line 27d - Schedule of Reportable Transactions...........................11

[ERNST & YOUNG LLP LETTERHEAD]




                         Report of Independent Auditors


Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of the Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes as of December 31, 1996, and Reportable Transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1996 financial statements taken as a whole.

                                             /S/ ERNST & YOUNG LLP
                                             ---------------------
June 12, 1997

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                 Statements of Net Assets Available for Benefits

                                                           DECEMBER 31
                                                    1996                1995
                                                 -------------------------------
ASSETS
Cash                                             $    67,679        $    49,179
Dividends and interest receivable                        235                391
Contributions receivable                             276,680            294,003

Investments, at fair value:
  Short term investment                               25,298             20,258
  Commingled trust investment funds               23,316,113         19,438,675
  Common stock                                     2,072,855          2,290,763
                                                 ------------------------------
                                                  25,414,266         21,749,696
                                                 ------------------------------
Net assets available for benefits                $25,758,860        $22,093,269
                                                 ===============================



See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Statements of Changes in Net Assets Available for Benefits


                                                          DECEMBER 31
                                                     1996           1995
                                                   --------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                                       $   808,238    $   806,073
    Participants                                     3,325,485      3,134,346
                                                   --------------------------
                                                     4,133,723      3,940,419

   Net realized and unrealized
     appreciation in fair value
     of investments                                     53,614      3,302,281
   Investment income                                 2,160,760      1,168,319
                                                   --------------------------
                                                     6,348,097      8,411,019
Deductions from net assets attributed to:
  Benefit payments                                   2,682,506      1,890,855
                                                   --------------------------

Net increase                                         3,665,591      6,520,164
Net assets available for benefits
 at beginning of year                               22,093,269     15,573,105
                                                   --------------------------
Net assets available for benefits at end of year   $25,758,860    $22,093,269
                                                   ==========================



See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          Notes to Financial Statements

                                December 31, 1996


1. SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

The Plan's investments are stated at aggregate fair value. Fair value of investments in SunTrust Bank common trust funds are based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. For investments in securities that do not have an established market, the trustee establishes a fair value for such securities. Purchases and sales of investments are recorded on a trade-date basis.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates by management. Actual results could vary from such estimates; however, management is not presently aware of any events which would cause such differences.

WITHDRAWALS

As of December 31, 1996 and 1995, $146,829 and $71,487, respectively, of withdrawals to be paid to participants is included in net assets available for benefits.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code. Such an employee benefit plan is generally known as a 401(k) plan.

Any employee of Haverty Furniture Companies, Inc. (the Company) who attains 21 years of age, completes three months of eligibility service and who is not a member of a collective bargaining unit (unless there is a written agreement providing for this participation) can become a participant in the Plan. Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)




2. DESCRIPTION OF THE PLAN (CONTINUED)

contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. All contributions are remitted to the Plan monthly.

Upon enrollment in the Plan, a participant may direct employer and employee contributions in 10% increments in any of six investment options. The Money Market fund invests in U.S. Treasuries and other obligations issued or guaranteed by the U.S. government or government agencies. The Bond Fund invests in Treasury and agency obligations issued by the U.S. Government, its agencies or instrumentalities. The Equity Growth fund and the Equity Income fund invest primarily in common stocks of large, well-established companies. The Haverty's Stock fund invests in the common stock of Haverty Furniture Companies, Inc. purchased in the open market. The Balanced Fund invests in common stocks of large, well-established companies and fixed income securities.

Earnings of the plan are allocated to participants based on account holdings at the beginning of the quarter plus one third of contributions made in that quarter. All administrative expenses are paid by the Plan sponsor.

Participants are immediately vested in their contributions plus actual earnings thereon. These accounts totaled $20,142,516 and $17,258,335 at December 31, 1996 and 1995, respectively. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on the number of years of service with the Company, including any years of service when the participant was eligible and did not participate in the Plan. A participant is 100 percent vested after five years of credited service.

All amounts credited to a participant's accounts are distributed with no forfeiture upon termination of employment for the following reasons: participant's death, total disability, retirement at age 65, or completion of five or more years of service. Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future plan year.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN (CONTINUED)

Further information about the Plan Agreement is contained in the Summary Plan Description Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

3. INCOME TAX STATUS

The Internal Revenue Service ruled on June 21, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and the Trust established thereunder is exempt from tax under IRC Section 501(a). The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 1996 and 1995, the Plan held 182,229 and 165,100 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 1996 and 1995 was $2,072,855 and $2,290,763,
respectively.

During 1996 and 1995, the Plan received $51,912 and $43,169, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)


5. INVESTMENTS

The Plan's assets are held by a bank-administered trust fund.

Net realized and unrealized appreciation (depreciation) for 1996 and 1995 are as follows:

                                                         1996       1995
                                                      ----------------------
Fair value as determined by quoted market price:
   Common stock                                       $(417,172)  $  322,559
   Commingled trust investment funds                    470,786    2,979,722
                                                      ----------------------
                                                      $  53,614   $3,302,281
                                                      ======================

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                              DECEMBER 31
                                                           1996         1995
                                                         -----------------------

Federated Short-Term U.S. Government Trust               $1,229,633   $1,188,744
Federated U.S. Government Securities Fund:  2-5 years       749,215    1,104,207
Dodge & Cox Balanced Fund                                 9,716,958    8,135,262
Fidelity Magellan Fund                                    9,281,009    8,420,857
Haverty Furniture Companies, Inc. Common Stock            2,072,855    2,290,763
Lord Abbett Affiliated Fund Class A                       2,339,298            -

6. INVESTMENT FUND ACTIVITY

The activity in the Plan's funds (excluding contributions receivable) during the years ended December 31, 1996 and 1995 is as follows:

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                         YEAR ENDED DECEMBER 31, 1996
                                      ---------------------------------------------------------------------------------------------
                                         MONEY                               EQUITY          EQUITY          COMPANY
                                         MARKET        BOND     BALANCED     GROWTH          INCOME           STOCK
                                          FUND         FUND       FUND        FUND            FUND            FUND         TOTAL
                                      ---------------------------------------------------------------------------------------------
Additions to net assets
attributed to:
  Contributions:
    Employer                          $   63,071   $   33,072  $  249,610  $   300,998    $    63,571     $    97,456   $   807,778
    Employee                             234,250      126,390   1,015,717    1,280,747        265,782         420,382     3,343,268
                                      ---------------------------------------------------------------------------------------------
                                         297,321      159,462   1,265,327    1,581,745        329,353         517,838     4,151,046

Investment income                         66,628       51,315     411,153    1,384,410        193,146          54,108     2,160,760
                                      ---------------------------------------------------------------------------------------------
                                         363,949      210,777   1,676,480    2,966,155        522,499         571,946     6,311,806

Deductions from net assets
 attributed to:
  Benefit payments                       156,213      187,735   1,158,051      917,209         90,643         172,655     2,682,506

Net transfers                           (156,699)    (352,631)    276,149     (782,231)     1,236,200        (220,788)            -

Net realized and
  unrealized appreciation
  (depreciation) in fair
   value of investments                        -      (24,325)    801,522     (390,058)        83,647        (417,172)       53,614
                                      ---------------------------------------------------------------------------------------------
Net increase (decrease)                   51,037     (353,914)  1,596,100      876,657      1,751,703        (238,669)    3,682,914
Net assets by investment option
  at beginning of year                 1,188,779    1,104,561   8,135,351    8,420,985        589,670       2,359,920    21,799,266
                                      ---------------------------------------------------------------------------------------------
Net assets by investment option
  at end of year                      $1,239,816   $  750,647  $9,731,451   $9,297,642     $2,341,373      $2,121,251   $25,482,180
                                      =============================================================================================

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)

                                                                  YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------------------------------------------------
                                 MONEY                                   EQUITY     EQUITY       COMPANY
                                 MARKET         BOND       BALANCED      GROWTH     INCOME        STOCK
                                 FUND           FUND        FUND          FUND       FUND         FUND           TOTAL
                               ------------------------------------------------------------------------------------------
Additions to net assets
 attributed to:
  Contributions:
    Employer                   $   81,761   $   46,327   $  283,685  $  328,193    $   7,804    $  122,428     $  870,198
    Employee                      282,056      178,555    1,119,822   1,317,197       44,545       505,189      3,447,364
                               ------------------------------------------------------------------------------------------
                                  363,817      224,882    1,403,507   1,645,390       52,349       627,617      4,317,562

Investment income                  85,793       64,847      432,001     480,263       59,425        45,990      1,168,319
                               ------------------------------------------------------------------------------------------
                                  449,610      289,729    1,835,508   2,125,653      111,774       673,607      5,485,881

Deductions from net
 assets attributed to:
  Benefit payments                290,429       80,104      635,327     689,898          305       194,792      1,890,855

Net transfers                    (433,111)     (91,711)     (21,414)    (90,338)     491,421       145,153              -

Net realized and unrealized
 appreciation
  (depreciation) in fair
   value of investments                 -       63,121    1,278,804   1,651,017      (13,220)      322,559      3,302,281
                               ------------------------------------------------------------------------------------------
Net increase (decrease)          (273,930)     181,035    2,457,571   2,996,434      589,670       946,527      6,897,307
Net assets by investment
 option at beginning of
  year                          1,462,709      923,526    5,677,780   5,424,551            -     1,413,393     14,901,959
                               ------------------------------------------------------------------------------------------
Net assets by investment
 option at end of year         $1,188,779   $1,104,561   $8,135,351  $8,420,985     $589,670    $2,359,920    $21,799,266
                               ==========================================================================================

                             SUPPLEMENTAL SCHEDULES

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1996


    IDENTITY OF ISSUE, BORROWER, LESSOR OR            DESCRIPTION OF
            SIMILAR PARTY                               INVESTMENT         COST           CURRENT VALUE
---------------------------------------------------------------------------------------------------------

COMMINGLED TRUST INVESTMENT FUNDS
*SunTrust Short-Term Investment Fund                    25,298 units     $    25,298        $    25,298
Federated Short-Term U.S. Government Trust           1,229,633 units       1,229,633          1,229,633

Federated U.S. Government Securities
   Fund:  2-5 Years                                     71,422 units         739,785            749,215
Dodge & Cox Balanced Fund                              162,437 units       8,146,438          9,716,958
Fidelity Magellan Fund                                 115,078 units       8,536,173          9,281,009
Lord Abbett Affiliated Fund Class A                    185,954 units       2,272,881          2,339,298

COMMON STOCK
                                                                         ------------------------------
*Haverty Furniture Cos., Inc.                         182,229 shares       2,270,988          2,072,855
                                                                         ------------------------------
                                                                         $23,221,196        $25,414,266
                                                                         ==============================



* Indicates a party-in-interest to the Plan

                        Haverty Furniture Companies, Inc.

                 Line 27d - Schedule of Reportable Transactions

                                December 31, 1996

                                                                                                               CURRENT
                                                                                                              VALUE OF
                                                                                                              ASSET ON
                  IDENTITY OF PARTY INVOLVED               NUMBER OF    PURCHASE      SELLING       COST OF   TRANSACTION  NET GAIN
                  AND DESCRIPTION OF ASSETS              TRANSACTIONS    PRICE         PRICE         ASSET       DATE        (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
CATEGORY (I) - INDIVIDUAL TRANSACTIONS IN
  EXCESS OF 5% OF PLAN ASSETS.

Fidelity Magellan Fund                                          1       $1,266,508    $        -   $1,266,508  $1,266,508        -

CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS,
  WHEN AGGREGATED REGARDLESS
  OF GAIN OR LOSS, EXCEEDS 5% OF PLAN ASSETS.

 *SunTrust Short-Term Investment Fund                         336        3,877,821             -    3,877,821   3,877,821        -
 *SunTrust Short-Term Investment Fund                         276                -     3,872,781    3,872,781   3,872,781        -
 Federated Short-Term U.S. Government Trust                    28        1,278,557             -    1,278,557   1,278,557        -
 Federated Short-Term U.S. Government Trust                    18                -     1,237,667    1,237,667   1,237,667        -
 Dodge & Cox Balanced Fund                                     23        2,315,574             -    2,315,574   2,315,574        -
 Dodge & Cox Balanced Fund                                     24                -     1,535,400    1,320,652   1,535,400  214,748
 Fidelity Magellan Fund                                        18        3,015,010             -    3,015,010   3,015,010        -
 Fidelity Magellan Fund                                        25                -     1,764,800    1,608,231   1,764,800  156,569
 Lord Abbett Affiliated Fund Class A                           19        1,292,135             -    1,292,135   1,292,135        -
 Lord Abbett Affiliated Fund Class A                            6                -       157,000      154,767     157,000    2,233

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1996.

* Indicates a party-in-interest to the Plan

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated June 12, 1997, with respect to the financial statements and schedules of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 1996.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------

Atlanta, Georgia
June 25, 1997

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 27th day of June 1997, by the undersigned thereunto duly authorized.



                                        HAVERTY FURNITURE COMPANIES, INC.
                                                     THRIFT PLAN



                                        By    /s/ Dennis L. Fink
                                             ----------------------------------
                                             Dennis L. Fink
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (principal financial officer)



                                        By    /s/ Hugh G. Wells
                                             ----------------------------------
                                             Hugh G. Wells
                                             Vice President and Treasurer



                                        By    /s/ Dan C. Bryant
                                             ----------------------------------
                                             Dan C. Bryant
                                             Controller
                                             (Principal accounting officer)